UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 24, 2007

FIRSTBANK CORPORATION
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-14209 (Commission File Number)	38-2633910 (IRS Employer Identification No.)

311 Woodworth Avenue Alma, Michigan (Address of principal executive office)	48801 (Zip Code)

Registrant’s telephone number, including area code: (989) 463-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers

(d)	Appointment of New Director.

        Effective July 23, 2007, Thomas Dickinson was appointed to the Board of Directors of Firstbank Corporation. There are no arrangements or understandings between Mr. Dickinson and any other person pursuant to which he was selected as a director. Mr. Dickinson has not been appointed to any committees of the Board at this time.

Section 8.01	Other Events

        On July 24, 2007, Firstbank Corporation issued a press release announcing a $0.225 per share quarterly cash dividend to be paid September 13, 2007, to shareholders of record as of August 24, 2007.

        On July 24, 2007, Firstbank Corporation announced the continuation of its stock repurchase program with an authorization to repurchase shares for an aggregate amount of up to $5,000,000 from this point forward.

Section 9.01	Financial Statements and Exhibits

(d)	Exhibit

99.1	Press Release dated July 24, 2007 regarding the appointment of a new director.

99.2	Press Release dated July 24, 2007 regarding a cash dividend.

99.3	Press Release dated July 24, 2007 regarding the share repurchase program.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 24, 2007	FIRSTBANK CORPORATION (Registrant) By: /s/ Samuel G. Stone —————————————— Samuel G. Stone Executive Vice President and CFO